UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Conn’s, Inc.

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CONN’S, INC.
3295 College Street
Beaumont, Texas 77701
(409) 832-1696
NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 31, 2006
To the Stockholders of Conn’s, Inc.:
NOTICE IS HEREBY GIVEN that the 2006 annual meeting of stockholders of Conn’s, Inc. will be held on Wednesday, May 31, 2006, at 3295 College Street, Beaumont, Texas 77701, commencing at 10:00 a.m. local time, for the following purposes:
1.	to elect nine (9) directors;

2.	to consider a proposal to approve an amendment to the Conn’s, Inc. Amended and Restated 2003 Incentive Stock Option Plan to provide for an increase in maximum number of shares with respect to which options may be granted to employees of the Company;

3.	to consider a proposal to approve an amendment to the Conn’s, Inc. 2003 Non-Employee Director Stock Option Plan to provide for (i) an increase in the maximum number of shares of Company stock with respect to which options may be granted to non-employee directors under and pursuant to the 2003 Non-Employee Director Stock Option Plan, and (ii) to provide for vesting of the annual grant of options to non-employee directors one year after the date of the grant ; and

4.	to transact such other business as may properly come before the meeting.
     A copy of the proxy statement relating to the 2006 annual meeting of stockholders, in which the foregoing matters are described in more detail, and our Annual Report on Form 10-K outlining our operations for the fiscal year ended January 31, 2006, accompanies this notice of 2006 annual meeting of stockholders. For your additional convenience, the Company is posting a copy of this Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended January 31, 2006 on the Company’s website at www.conns.com, under “annual meeting information”.
     Only stockholders of record at the close of business on April 14, 2006 are entitled to notice of and to vote at the 2006 annual meeting of stockholders or any adjournment thereof. A list of such stockholders, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each such stockholder, will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours for a period of at least ten days prior to the meeting at the principal offices of the Company located at 3295 College Street, Beaumont, Texas 77701.
     Your vote is important. Whether or not you expect to be present at the meeting, please complete, sign, date and return promptly the enclosed form of proxy in the enclosed pre-addressed, postage-paid return envelope.

By Order of the Board of Directors,

/s/ Sydney K. Boone, Jr. SYDNEY K. BOONE, JR.
Secretary
April 25, 2006
Beaumont, Texas
This proxy statement is first being mailed to our stockholders on or about April 28, 2006.

PROXY STATEMENT
2006 ANNUAL MEETING OF STOCKHOLDERS

Date:	May 31, 2006

Time:	10:00 a.m. local time

Location:	Conn’s, Inc., 3295 College Street, Beaumont, Texas 77701

Record Date and Number of Votes:	April 14, 2006. Holders of our common stock are entitled to one vote for each share of common stock they owned as of the close of business on April 14, 2006. You may not cumulate votes.

Agenda:	1.	to elect nine directors;
	2.	to consider a proposal to approve an amendment to the Conn’s, Inc. Amended and Restated 2003 Incentive Stock Option Plan to provide for an increase in maximum number of shares with respect to which options may be granted to employees of the Company;
	3.	to consider a proposal to approve an amendment to Conn’s, Inc. 2003 Non-Employee Director Stock Option Plan to provide for (i) an increase in the maximum number of shares of Company stock with respect to which options may be granted to non-employee directors under and pursuant to the 2003 Non-Employee Director Stock Option Plan, and (ii) to provide for vesting of the annual grant of options to non-employee directors one year after the date of the grant; and
	4.	to transact such other business as may properly come before the meeting.

Proxies:	Unless you tell us on the enclosed form of proxy to vote differently, we will vote signed returned proxies “FOR” the board nominees, “FOR” approval of the amendment to our incentive stock option plan, and “FOR” approval of the amendment to the non-employee director stock option plan. The proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, the proxy holders will vote for a person whom they believe will carry on our present policies.

Proxies
Solicited By:	The Board of Directors

First Mailing Date:	We are first mailing this Proxy Statement and the form of proxy on or about April 28, 2006.

Revoking Your Proxy:	You may revoke your proxy before it is voted at the meeting. To revoke your proxy, follow the procedures listed on page 2 under “General Information Regarding the 2006 Annual Meeting of Stockholders; Revocation of Proxies.”
PLEASE VOTE BY RETURNING YOUR PROXY. YOUR VOTE IS IMPORTANT.
Prompt return of your proxy will help reduce the costs of re-solicitation.

i

GENERAL INFORMATION REGARDING THE 2006 ANNUAL MEETING OF STOCKHOLDERS
Quorum
     The holders of a majority of the outstanding shares of common stock entitled to vote at the 2006 annual meeting of stockholders, represented in person or by proxy, will constitute a quorum at the meeting. However, if a quorum is not present or represented at the meeting, the stockholders entitled to vote at the meeting, present in person or represented by proxy, have the power to adjourn the meeting, without notice, other than by announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.
Votes Required to Approve Proposals
     To be elected, directors must receive a plurality of the shares voting in person or by proxy, provided a quorum exists. A plurality means receiving the largest number of votes, regardless of whether that is a majority. The amendment to our incentive stock option plan and our non-employee director stock plan requires the affirmative vote of a majority of the shares entitled to vote that are present in person or represented by proxy at the meeting.
Record Date, Shares Outstanding and Number of Votes
     Only stockholders of record as of the close of business on April 14, 2006, the record date set for the meeting by our board, are entitled to notice of and to vote at the meeting or any adjournments of the meeting. On the record date, there were 23,634,662 shares of our common stock issued and outstanding and entitled to vote. Each share of common stock entitles the holder to one vote per share.
Method of Counting Votes, Abstentions and Broker Non-Votes
     Votes cast by proxy or in person will be counted by the inspector of election appointed by the Company.
     Those who fail to return a proxy or who do not attend the meeting will not count towards determining any required quorum, plurality or majority of votes cast. Stockholders and brokers returning proxies or attending the meeting who abstain from voting on the election of directors will count towards determining a quorum. Such abstentions will have no effect on the election of our directors and will have the effect of a “no” vote on the proposal to amend our incentive stock option plan and our non-employee director stock option plan, but will not impact how the shares in the Conn’s Voting Trust are voted, which votes in the same proportion as the votes cast “for” and “against” a proposal by all other shareholders, not counting abstentions.
     Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instructions from the beneficial owner of the stock but are not permitted to vote on non-routine matters. In the event that a broker does not receive voting instructions for non-routine matters, a broker may notify us that it lacks voting authority to vote those shares. These “broker non-votes” refer to votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions. The inspector of election will treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Approval of or amendments to equity compensation plans like our incentive stock option plan and our non-employee director stock plan proposals are generally considered non-routine matters. These broker non-votes will have no effect on the outcome of the election of our directors or the proposals to amend our incentive stock option plan and non-employee director stock option plan.

How the Proxies Will Be Voted
     The enclosed proxies will be voted in accordance with the instructions you place on the form of proxy. Unless you tell us on the enclosed form of proxy to vote differently, we will vote signed returned proxies “FOR” the board nominees, “FOR” approval of the amendment to our incentive stock option plan, and “FOR” approval of the amendment to the non-employee director stock option plan. The proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, the proxy holders will vote for a person whom they believe will carry on our present policies.
     Pursuant to the terms of a voting trust agreement entered into by Stephens Group, Inc., Stephens Inc. and certain affiliates of Stephens Inc., which collectively own approximately 47.9% of our common stock, unless the voting trust is revoked, the trustee of the voting trust must vote the shares of common stock held by the voting trust “FOR” or “AGAINST” any proposal or other matter submitted to the stockholders of the company for approval in the same proportion as the votes cast “FOR” and “AGAINST” such proposal or other matter by all other stockholders, not counting abstentions. Therefore, each proxy received voting “FOR” or ”AGAINST” any proposal will result in a proportionate number of shares held in the voting trust to be voted “FOR” or “AGAINST” a proposal. Abstentions and broker non-votes will not impact how the shares in the voting trust are counted.
Revocation of Proxies
     You may revoke your proxy before it is voted. Any stockholder returning the enclosed form of proxy may revoke such proxy at any time prior to its exercise by:
•	delivering a signed proxy, dated later than the original proxy, to our transfer agent, Computershare., at 250 Royall Street, Canton, Massachusetts 02021, Attention: Jay Volner (please make sure our transfer agent receives your proxy at least two business days prior to the date of the meeting);

•	delivering a signed, written revocation letter, dated later than the proxy, to our transfer agent, Computershare, at 250 Royall Street, Canton, Massachusetts 02021, Attention: Jay Volner (please make sure our transfer agent receives your revocation letter at least two business days prior to the date of the meeting); or

•	attending the meeting and voting in person (attending the meeting alone will not revoke your proxy).
     Your last vote is the vote that will be counted.
Stockholder Proposals and Other Business
     From time to time, stockholders seek to nominate directors or present proposals for inclusion in our proxy statement and form of proxy for consideration at an annual meeting of stockholders. To be included in our proxy statement and form of proxy or considered at our next annual meeting, you must timely submit nominations of directors or proposals, in addition to meeting other legal requirements. We must receive your nominations and/or proposals for the 2007 annual meeting no later than December 29, 2006 for possible inclusion in the proxy statement or for possible consideration at the meeting no earlier than December 29, 2006 or later than January 29, 2007. However, if the date of the 2006 annual meeting changes by more than 30 days from the date of this year’s meeting, then we must receive your nominations and/or proposals within a reasonable time before we begin to print and mail our proxy materials.
     We do not intend to bring any business before the 2006 annual stockholders meeting other than the matters described in this proxy statement nor have we been informed of any matters that may be presented at the meeting by others. If however, any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

Solicitation of Proxies
     The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and employees by other means, including telephone, email or in person. No special compensation will be paid to directors, officers or employees for the solicitation of proxies. To solicit proxies, we also will request the assistance of banks, brokerage houses and other custodians, nominees or fiduciaries, and, upon request, will reimburse such organizations or individuals for their reasonable expenses in forwarding soliciting materials to beneficial owners and in obtaining authorization for the execution of proxies.
Annual Report
     The booklet containing this proxy statement also contains our annual report to stockholders and Form 10-K including audited consolidated financial statements for the year ended January 31, 2006. The booklet has been mailed to all stockholders of record as of the close of business on April 14, 2006. Any stockholder that has not received a copy of our annual report may obtain a copy, without charge, by writing to us at 3295 College Street, Beaumont, Texas 77701, Attention: Sydney K. Boone, Jr., Corporate General Counsel. You may also obtain a copy of this proxy statement and Form 10-K together with all of our SEC filings through the Company’s website at www.conns.com and at the SEC’s website at www.sec.gov.

PROPOSALS FOR STOCKHOLDER ACTION
PROPOSAL ONE:
ELECTION OF DIRECTORS
Number of Directors To Be Elected
     Our board is currently constituted with nine director positions, all of which positions are to be elected at the 2006 annual meeting of stockholders. The nine directors elected at the annual meeting will hold office until the 2007 annual meeting of stockholders or until their respective successors have been elected and qualified. You may not vote for a greater number of directors than those nominated.
Expansion of Board; Board Nominees
     Our board of directors met in March 2006 and considered and did approve the expansion of the number of director positions from eight to nine positions, and additionally considered the candidates for election to the board at the 2006 annual meeting. A majority of our independent directors recommended that the board nominate:

Thomas J. Frank, Sr.
Marvin D. Brailsford
Jon E.M. Jacoby
Bob L. Martin
Douglas H. Martin
Dr. William C. Nylin, Jr.
Scott L. Thompson
William T. Trawick
Theodore M. Wright
for re-election to the Board at the 2006 annual meeting. In making these recommendations, the independent directors considered the requirements and qualifications discussed under “Board of Directors; Nominating Policies” on page 16 of this proxy statement. Based on this recommendation, our board has nominated:

Thomas J. Frank, Sr.
Marvin D. Brailsford
Jon E.M. Jacoby
Bob L. Martin
Douglas H. Martin
Dr. William C. Nylin, Jr.
Scott L. Thompson
William T. Trawick
Theodore M. Wright
to be elected by the stockholders at the 2006 annual meeting. All nominees have consented to serve as directors. The board has no reason to believe that any of the nominees will be unable or unwilling to act as a director. In the event any of these nominated directors is unable to stand for election, the board of directors may either reduce the size of the board or designate a substitute.
     For biographical information regarding each of the board’s nominees for director, please refer to “ Board of Directors; Board Nominees” on page 14 of this proxy statement.
We Recommend That You Vote For Each Of The Board Nominees.

PROPOSAL TWO:
APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 2003 INCENTIVE STOCK
OPTION PLAN
     Effective January 2003, our board of directors adopted the Conn’s, Inc. Amended and Restated 2003 Incentive Stock Option Plan. The plan was approved by our stockholders at the January 17, 2003 special meeting of the stockholders of Conn Appliances, Inc., our predecessor corporation. At the annual meeting of stockholders held June 3, 2004, an amendment to the plan was approved by the stockholders of the Company requiring the plan to be administered by the Board or a committee appointed by the Board, which committee is to be constituted to comply with Applicable Laws and permitting the Chief Executive Officer of the Company the authority to grant options to non-executive officers of the Company under guidelines or formulae approved or adopted by the committee. The purpose of the plan is to secure for Conn’s and our stockholders the benefits of the incentives inherent in the ownership of our common stock by our present and future employees. On March 28, 2006, our board of directors, subject to shareholder approval, amended our Amended and Restated 2003 Incentive Stock Option Plan to increase the number of shares of common stock that may be issued under the plan from 2,559,767 to 3,859,767.
General Description of the Plan
     Under the plan, officers and employees are eligible to receive awards in the form of stock options. As of January 31, 2006, we had approximately 2,600 full-time employees and 200 part-time employees. Generally, the plan is for ten years subject to early termination. If this proposal to amend the plan is adopted, the term of the plan will be increased until March 29, 2016, 10 years from the date our board of directors adopted the amendment increasing the number of shares reserved for issuance under the plan. Copies of the full text of the plan are available for review at our principal offices and we will furnish copies to our stockholders without charge upon written request directed to Conn’s, Inc., 3295 College Street, Beaumont, Texas 77701, Attention: Chief Financial Officer. Further, for your convenience, a copy of the plan is posted on the Company’s website at www.conns.com, under “annual meeting documents”.
     Options granted under the plan may be either incentive stock options or non-qualified stock options. Subject to early termination provisions, options may have a term of up to 10 years, provided, however, an option granted to an employee who owns stock representing more than 10% of the voting power of our stock on the date of the grant may not have a term greater than five years. Each option generally vests in twenty percent increments commencing on the first annual anniversary of the grant date unless otherwise provided in the option agreement. However, the vesting may accelerate under certain conditions. The exercise price for the incentive stock options is to be not less than the fair market value of the underlying stock on the date of the grant unless the option is being granted to an employee who, at the date of grant, owns more than 10% of our voting power, in which case, the exercise price is not to be less than 110% of the fair market value. The exercise price for non-qualified stock options is determined by our compensation committee, as the administrator of the plan. Options granted under the plan may not be sold, pledged, assigned, or otherwise disposed of other than by will or by the laws of descent or distribution. During the lifetime of the employee to whom the option was granted, the option may only be exercised by that employee.
     The plan, prior to the amendment, provides for 2,559,767 shares of Company common stock available for issuance. At January 31, 2006, a total of 1,625,556 shares of common stock were subject to options issued and outstanding under the plan, 481,262 outstanding options had been exercised, and 452,949 shares remain available for issuance under the plan. If this proposal had been adopted on January 31, 2006, there would have been 1,754,949 shares available for issuance at January 31, 2006. All of the shares authorized for issuance under the plan that have been approved by the stockholders are registered on a Form S-8 filed with the SEC. If this proposal is adopted, we intend to file a new registration statement on Form S-8 to cover the registration of the additional shares.
Administration
     The plan is administered by our board of directors and the compensation committee of our board. Except as provided in the NASD exemptions, the members of the compensation committee must be “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” as required under Section 162(m) of the Internal Revenue Code of 1986, as amended. Our compensation committee currently consists of Jon E.M. Jacoby, Theodore M. Wright and William T. Trawick, who are independent directors.
     The board or the compensation committee has discretion in determining the terms, restrictions and conditions of each award granted under the plan. The board or the compensation committee is permitted, in its discretion, to change and/or rescind the terms of any award granted under the plan as long as such change or rescission does not adversely affect the rights of the award recipient as stated in the applicable award agreement.
Amendment
     The plan may be amended or terminated by the board or the compensation committee at any time. However, an amendment that would impair the rights of a recipient of any outstanding award will not be valid with respect to such award without the recipient’s consent. In addition, our stockholders must approve any amendment to increase the number of authorized shares under the plan, to change employees eligible to participate in the plan, to change the manner in which options are issued or exercised, to extend the term of the plan or to adopt any amendment which requires stockholder approval under NASD rules.
Proposed Amendment to the Plan
We proposed to amend the plan as follows:
The first paragraph of Section 4 of the plan will be amended and restated to read as follows:
“4. Shares Subject to this Plan. Subject to the provisions of Paragraph 13, the maximum aggregate number of Shares that may be subject to Options and sold under this Plan is 3,859,767. The Shares may be authorized but unissued or reacquired Common Stock.”
Section 6(a) of the plan will be amended and restated to read as follows:
“(a) Options may be granted only to Employees. The maximum number of Shares with respect to which Options may be granted during a specified period to any single Employee is 500,000.”
The remaining provisions of the plan will remain the same and in full force and effect.
Purposes of the Amendment
     One of the purposes of the proposed amendment to the plan is to (i) ensure that the plan has sufficient shares for issuance, and (ii) ensure that compensation related to stock options granted under the plan is considered performance-based compensation that is excluded from the $1.0 million deduction limit of Section 162(m) of the Internal Revenue Code and therefore remains fully deductible. Section 162(m) requires that (i) the grant must be made by the compensation committee; (ii) the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period (usually a fiscal year or a calendar year) to any employee; and (iii) under the terms of the option, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of grant.
     The other purpose of the amendment to the plan is to further promote our ability to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees and to promote the success of the Company’s business. Accordingly, the board of directors unanimously determined to propose to the stockholders the increase in the number of shares available for issuance under the plan, and the increase of the maximum number of shares with respect to which options may be granted during a specified period to any single employee.

Tax Effects of Participation in the Plan
     The following is a brief summary of certain federal income tax consequences arising with respect to options granted under the plan. This summary is not intended to be exhaustive and the exact tax consequences to the participant will depend on various factors and his or her particular circumstances. The summary is based on present laws, regulations and interpretations and does not purport to be a complete description of federal tax consequences. This summary of federal tax consequences may change in the event of a change in the Internal Revenue Code or regulation thereunder or interpretations thereof. We urge participants to consult with a tax advisor with respect to any state, local or foreign tax considerations or particular federal tax implications of options granted under the plan prior to taking action with respect to an option. The plan is not intended to be a “qualified plan” under Section 401(a) of the Internal Revenue Code.
     Withholding
     We may deduct from all amounts paid by us to the participant in cash or other form, any federal, state, or local taxes required by law to be withheld with respect to such payments. The participant receiving shares of common stock issued under the plan upon the exercise of options will be required to pay us the amount of any taxes which we are required to withhold with respect to such shares of common stock.
     Incentive Stock Options
     The grant or exercise of an incentive stock option will not result in ordinary taxable income to the participant or a tax deduction for us. However, when the option is exercised, the difference between the exercise price and the fair market value of the stock on the date of exercise will be considered income for the purposes of the alternative minimum tax. Accordingly, the exercise of an incentive stock option may result in an alternative minimum tax liability.
     Shares acquired pursuant to the exercise of an incentive stock option ordinarily receive capital gain or loss treatment on their sale or other disposition. However, if the holder disposes of the shares acquired upon the exercise of an incentive stock option within two years after the date of grant or one year after the date of exercise (a “disqualifying disposition”), the holder will generally recognize ordinary income in the amount of the excess of the fair market value of the shares on the date the option exercised over the exercise price, and we will be entitled to a corresponding tax deduction, provided we comply with applicable income tax reporting requirements. Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the option will generally be a capital gain.
     If an option is exercised through the use of shares previously owned by the holder, such exercise generally will not be considered a taxable disposition of the previously owned shares and thus no gain or loss will be recognized with respect to those shares upon such exercise.
     Non-qualified Stock Options
     Some of the options granted under the plan may be non-qualified stock options, that is, options not intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code.
     There are no tax consequences to the participant or us by reason of the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the date the non-qualified stock option is exercised over the exercise price of the option. Upon disposition of the stock, the participant will recognize a gain or loss equal to the difference between the amount realized as a result of the sale and the sum of the exercise price plus any amount recognized as ordinary income when the non-qualified stock option was exercised or, if later, when the shares subject to the non-qualified stock option are no longer subject to a substantial risk of forfeiture. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than the applicable capital gains holding period.

     If we comply with applicable income reporting requirements, we will be entitled to a federal income tax deduction in the same amount and at the same time as the participant recognizes ordinary income, subject to any deduction limitation under Section 162(m) of the Internal Revenue Code, which is discussed below.
     Section 162(m)
     Section 162(m) of the Internal Revenue Code generally disallows a public company’s tax deduction for compensation paid in excess of $1.0 million in any tax year to its chief executive officer, or the individual acting in that capacity, and the four most highly compensated executives. However, compensation that qualifies as “performance-based compensation” is excluded from this $1.0 million deduction limit and therefore remains fully deductible by the company that pays it. We intend that options granted (i) with an exercise price at least equal to 100% of the fair market value of the underlying shares of common stock at the date of grant and (ii) to employees the compensation committee expects to be named executive officers at the time a deduction arises in connection with these options, qualify as “performance-based compensation” so these options will not be subject to the Section 162(m) deduction limitation.

Options Granted Under the Amended and Restated 2003 Incentive Stock Option Plan
     As of January 31, 2006, the closing sale price of our common stock was $43.48 per share, as reported by Nasdaq. The following table sets forth information with respect to options granted to the listed persons and groups under the plan through January 31, 2006.

	Number Of
	Shares
	Underlying	Grant	Exercise	Expiration
Name and Principal Position	Options	Date	Price	Date
Thomas J. Frank, Sr.,	25,000	11/30/2005	$33.88	11/30/2015
Chairman of the Board and Chief Executive Officer	35,000	11/30/2004	$17.73	11/30/2014
	56,500	11/25/2003	$14.00	11/25/2003
Dr. William C. Nylin, Jr.,	15,000	11/30/2005	$33.88	11/30/2015
Executive Vice Chairman of the Board	35,000	11/30/2004	$17.73	11/30/2014
and Chief Operating Officer	56,500	11/25/2003	$14.00	11/25/2013
	28,070	7/15/2001	$8.21	7/15/2011
David W. Trahan,	15,000	11/30/2005	$33.88	11/30/2015
Senior Vice President-Retail	10,000	11/30/2004	$17.73	11/30/2014
	8,000	11/25/2003	$14.00	11/24/2013
Reymundo de la Fuente, Jr.	15,000	11/30/2005	$33.88	11/30/2015
Senior Vice President-Credit	10,000	11/30/2004	$17.73	11/30/2014
	8,000	11/25/2003	$14.00	11/24/2013
	42,000	7/15/2001	$8.21	7/15/2011
	28,000	1/25/2001	$8.21	1/25/2011
	28,000	7/28/2000	$8.21	7/28/2010
Timothy L. Frank	15,000	11/30/2005	$33.88	11/30/2015
President	10,000	11/30/2004	$17.73	11/30/2014
	8,000	11/25/2003	$14.00	11/25/2013
	56,140	7/15/2001	$8.21	7/15/2011
Executive officers as a group	155,000	11/30/2005	$33.88	11/30/2015
	160,000	11/30/2004	$17.73	11/30/2014
	184,500	11/25/2003	$14.00	11/25/2013
	231,210	7/15/2001	$8.21	7/15/2011
	94,500	1/25/2001	$8.21	1/25/2011
	49,000	7/28/2000	$8.21	7/28/2010
All employees (excluding executive officer group)	98,700	11/30/2005	$33.88	11/30/2015
	131,300	11/30/2004	$17.73	11/30/2014
	15,000	10/6/2004	$14.48	10/6/2014
	37,900	5/26/2004	$16.49	5/26/2014
	142,300	11/25/2003	$14.00	11/25/2013
	56,000	6/28/2002	$10.83	6/28/2012
	17,250	12/3/2001	$9.91	12/3/2011
	28,000	8/1/2001	$8.21	8/1/2011
	171,808	7/15/2001	$8.21	7/15/2011
	171,500	1/25/2001	$8.21	1/25/2011
	255,500	7/28/2000	$8.21	7/28/2010
	17,500	1/10/2000	$4.29	1/10/2010
	35,000	12/1/1999	$4.29	12/1/2009

Equity Compensation Plan Information Prior to Stockholder Approval of the Amendment to the Plan
     The following table provides information about our common stock that may be issued upon the exercise of options under all of our existing equity compensation plans as of January 31, 2006.

	(A)	(B)	(C)
	Number of	Weighted-	Number of Securities
	Securities to be	Average	Remaining Available for
	Issued upon	Exercise Price	Future Issuance Under
	Exercise of	of Outstanding	Equity Compensation
	Outstanding	Options,	Plans (Excluding
	Options, Warrants	Warrants and	Securities Reflected in
Plan Category	and Rights	Rights	Column (A))
Equity Compensation Plans Approved by Stockholders	1,625,556	$16.31	452,949

Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	1,625,556	$16.31	452,949

We Recommend That You Vote For Approval Of
The Amendment To The Conn’s, Inc. Amended and Restated 2003 Incentive Stock Option Plan.

PROPOSAL THREE:
APPROVAL OF THE AMENDMENT TO THE 2003 NON-EMPLOYEE DIRECTOR STOCK OPTION
PLAN
     Effective January 2003, our board of directors adopted the Conn’s, Inc. 2003 Non-Employee Directors Stock Option Plan. The plan was approved by our stockholders at the January 17, 2003 special meeting of the stockholders of Conn Appliances, Inc., our predecessor corporation. The purpose of the plan is to attract and retain persons of outstanding competence to serve on the board of directors who are not employed by the Company. On March 28, 2006, our board of directors, subject to shareholder approval, amended our 2003 Non-Employee Director Stock Option Plan to increase the number of shares of common stock that may be issued under the plan from 300,000 to 600,000, and to provide for the vesting of the annual option grants after the director’s fourth anniversary as a director on the one year anniversary date of the issuance of such options.
General Description of the Plan
     Under the plan, non-employee directors are awarded non-qualified stock options as specifically directed and required under the plan. We currently have seven non-employee directors. It is intended that there will be no tax consequences to the non-employee director or the Company by reason of the issuance of the options to the non-employee director. Upon election to the board, each non-employee director is awarded options to acquire 40,000 shares of Company common stock. Each non-employee director is also awarded options to purchase 10,000 shares of our common stock following each annual stockholder meeting after the fourth anniversary of each non-employee director’s initial election or appointment to the board. Each option vests in twenty-five percent increments commencing on the first annual anniversary of the grant date, unless otherwise stated in the option agreement granting the options. Currently, each option agreement for all non-employee directors states that the options vest equally over a three year period. If a non-employee director resigns or is not reelected prior to the vesting of all of his/her options, the unvested portion of the options as well as all vested but unexercised within three years of the date of such resignation or non-election is returned to the shares available for issuance.
     Options granted under the plan are non-qualified stock options. Subject to early termination provisions, options may have a term of up to 10 years. The exercise price for non-qualified stock options is determined by our board of directors, as the administrator of the plan. Options granted under the plan may not be sold, pledged, assigned, or otherwise disposed of other than by will or by the laws of descent or distribution. During the lifetime of the non-employee director to whom the option was granted, the option may only be exercised by that non-employee director.
     The plan, prior to the amendment, provides and the Form S-8 filed with the SEC registered 300,000 shares of Company common stock for issuance under the plan. At January 31, 2006, each of the Company’s seven non-employee directors have received the required, under the plan, options to 40,000 shares of company stock, for a total of 258,000 shares of common stock subject to options issued and outstanding under the plan, 22,000 outstanding options had been exercised, and 20,000 shares remain available for issuance subject to options under the plan. All of the shares authorized for issuance under the plan have been approved by the stockholders and are registered on a Form S-8 filed with the SEC. If this proposal had been adopted on January 31, 2006, there would have been 600,000 shares available for issuance at January 31, 2006. If this proposal is adopted, we intend to file a new registration statement on Form S-8 to cover the registration of the additional shares.
Administration
     The plan is administered by our board of directors.
     The board, as administrator of the plan, has discretion in determining the terms, restrictions and conditions of each award granted under the plan. The board is permitted, in its discretion, to change and/or rescind the terms of any award granted under the plan as long as such change or rescission does not adversely affect the rights of the award recipient as stated in the applicable award agreement.

Amendment
     The plan may be amended or terminated by the board at any time. However, an amendment that would impair the rights of a recipient of any outstanding award will not be valid with respect to such award without the recipient’s consent. In addition, our stockholders must approve any amendment to increase the number of authorized shares under the plan, to change the manner in which options are issued or exercised, to extend the term of the plan or to adopt any amendment which requires stockholder approval under NASD rules.
Proposed Amendment to the Plan
We proposed to amend the plan as follows:
The first paragraph of Paragraph 4 of the plan will be amended and restated to read as follows:
“4. Shares Subject to this Plan. Subject to the provisions of Paragraph 17, the maximum aggregate number of Shares that may be subject to Options and sold under this Plan is 600,000. The Shares may be authorized but unissued or reacquired Common Stock.”
Paragraph 6(b) of the plan will be amended and restated, to read as follows:
Unless stated otherwise in the Option Agreement, Options granted under this Plan shall vest and become exercisable, subject to the other terms of this Plan, at the rate of 25% per annum on each anniversary of the Date of Grant, except that Options granted under this Plan pursuant to Paragraph 6(a)(ii) above shall vest on the first annual anniversary date of the Date of Grant.”
The remaining provisions of the plan will remain the same and in full force and effect.
Purpose of the Amendment
     One of the purposes of the proposed amendment to the plan is to ensure that the plan has sufficient shares for its required issuance, plus discretionary issuance. Currently, as described above, the plan has 20,000 shares remaining for issuance subject to options. Six of the current directors, if they do not resign, are re-nominated and are reelected through the annual meeting in 2007, shall receive additional grants of 10,000 options each and an additional grant of 10,000 shares on each anniversary thereafter, as prescribed by the plan. A seventh director will be entitled to such additional 10,000 shares commencing in 2008, if he does not resign, is re-nominated and is reelected through the annual meeting in 2008. The number of shares available for issuance under the plan is not sufficient to support these requirements.
     The other purpose of the amendment to the plan is to further promote our ability to attract and retain the best available persons for our board, to provide for discretionary granting rights by the board, at the instance of the compensation committee to issue non-employee director options for such purpose, and to provide for convenience in utilizing such discretion to bring before the full board the granting of such discretionary options.
Tax Effects of Participation in the Plan
     The following is a brief summary of certain federal income tax consequences arising with respect to options granted under the plan. This summary is not intended to be exhaustive and the exact tax consequences to the participant will depend on various factors and his or her particular circumstances. The summary is based on present laws, regulations and interpretations and does not purport to be a complete description of federal tax consequences. This summary of federal tax consequences may change in the event of a change in the Internal Revenue Code or regulation thereunder or interpretations thereof. We urge participants to consult with a tax advisor with respect to any state, local or foreign tax considerations or particular federal tax implications of options granted under the plan prior to taking action with respect to an option. The plan is not intended to be a “qualified plan” under Section 401(a) of the Internal Revenue Code.

     Withholding
     Optionees may satisfy withholding tax obligations by electing to have the Company withhold from the shares to be issued upon exercise of an option that number of shares having a fair market value equal to the minimum amount required to be withheld. We may deduct from all amounts paid by us to the participant in cash or other form, any federal, state, or local taxes required by law to be withheld with respect to such payments. The participant receiving shares of common stock issued under the plan upon the exercise of options will be required to pay us the amount of any taxes which we are required to withhold with respect to such shares of common stock.
     Non-qualified Stock Options
     All of the options granted under the plan may be non-qualified stock options, that is, options not intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code.
     There are no tax consequences to the participant or us by reason of the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the date the non-qualified stock option is exercised over the exercise price of the option. Upon disposition of the stock, the participant will recognize a gain or loss equal to the difference between the amount realized as a result of the sale and the sum of the exercise price plus any amount recognized as ordinary income when the non-qualified stock option was exercised or, if later, when the shares subject to the non-qualified stock option are no longer subject to a substantial risk of forfeiture. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than the applicable capital gains holding period.
     If we comply with applicable income reporting requirements, we will be entitled to a federal income tax deduction in the same amount and at the same time as the participant recognizes ordinary income.
Equity Compensation Plan Information Prior to Stockholder Approval of the Amendment to the Plan
     The following table provides information about our common stock that may be issued upon the exercise of options under the non-employee director stock option plan as of January 31, 2006.

	(A)	(B)	(C)
	Number of	Weighted-	Number of Securities
	Securities to be	Average	Remaining Available for
	Issued upon	Exercise Price	Future Issuance Under
	Exercise of	of Outstanding	Equity Compensation
	Outstanding	Options,	Plans (Excluding
	Options, Warrants	Warrants and	Securities Reflected in
Plan Category	and Rights	Rights	Column (A))
Equity Compensation Plans Approved by Stockholders	258,000	$14.36	20,000

Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	258,000	$14.36	20,000

We Recommend That You Vote For Approval Of
The Amendment To The Conn’s, Inc. 2003 Non-Employee Director
Stock Option Plan.

BOARD OF DIRECTORS
Board Nominees
     Our board of directors met in March 2006 and considered the candidates for election to the board at the 2006 annual meeting. A majority of our independent directors recommended that the board nominate:
Thomas J. Frank, Sr.
Marvin D. Brailsford
Jon E.M. Jacoby
Bob L. Martin
Douglas H. Martin
Dr. William C. Nylin, Jr.
Scott L. Thompson
William T. Trawick
Theodore M. Wright
     for re-election at the 2006 annual meeting. Based on this recommendation, our board has nominated:
Thomas J. Frank, Sr.
Marvin D. Brailsford
Jon E.M. Jacoby
Bob L. Martin
Douglas H. Martin
Dr. William C. Nylin, Jr.
Scott L. Thompson
William T. Trawick
Theodore M. Wright
to be elected by all of our stockholders.
     Thomas J. Frank, Sr. was appointed as our Chairman of the Board and Chief Executive Officer in 1994. He has been employed by us for 46 years, has been a member of our board of directors since 1980 and has held every key management position within the organization, including responsibilities for distribution, service, credit, information technology, accounting and general operations. Mr. Frank holds a B.A. degree in industrial arts from Sam Houston State University and attended graduate courses at Texas A&M University. Mr. Frank completed the SCMP course at Harvard University. Mr. Frank is 66 years old.
     Marvin D. Brailsford has served as a director since September 2003. From 1996 until 2002, General Brailsford served as Vice President-Material Stewardship Project Manager for the U.S. government’s Rocky Flats Environmental Technology Site where he was responsible for managing engineered systems and commodities purchasing. From 1992 to 1996, General Brailsford was president of the Brailsford Group, Inc., a management consulting company, and served as president of Metters Industries, Inc., an information technology and systems engineering company, during this time period. In 1992, he retired from the U.S. Army as a Lieutenant General, after 33 years of service, most recently where he served as Deputy Commanding General Materiel Readiness/Executive Director for Conventional Ammunition at the U.S. Materiel Command in Alexandria, Virginia. Since 1996, General Brailsford has served on the board of directors of Illinois Tool Works, Inc. and has been a member of its audit committee and chairman of its corporate governance committee. He also serves or has served on the boards of directors of various private and governmental entities. General Brailsford earned a B.S. degree in biology from Prairie View A & M University and a M.S. degree in bacteriology from Iowa State University. He is also a graduate of the Executive Program at the Graduate School of Business Administration, University of California at Berkley; Harvard University’s John F. Kennedy School of Government; the U.S. Army Command and General Staff College; and the Army War College. General Brailsford is 67 years old.
     Jon E. M. Jacoby has served as a director since April 2003. Mr. Jacoby is a director of Stephens Group, Inc. In September 2003, he retired as a Senior Executive Vice President of Stephens Inc., where he had been employed since 1963. His positions included Investment Analyst, Assistant to the President and Manager of the Corporate Finance Department and the Special Investments Department for Stephens Group, Inc. Mr. Jacoby serves on the board of directors of Delta and Pine Land Company, Power-One, Inc., Sangamo BioSciences, Inc. and Eden Bioscience Corporation. He received his B.S. from the University of Notre Dame and his M.B.A. from Harvard Business School. Mr. Jacoby is 68 years old.
     Bob L. Martin has served as director since September 2003. Mr. Martin has over 31 years of retailing and merchandising experience. Prior to retiring from the retail industry in 1999, he headed the international operations of Wal-Mart International, Inc. for 15 years. From 1968 to 1983 Mr. Martin was responsible for technology services for Dillard’s, Inc. He currently serves on the board of directors of Dillard’s, Inc., Gap, Inc., Sabre Holdings Corporation and Guitar Center, Incorporated. He has experience as chairman of the corporate governance committee and compensation committee, and has been a member of the audit committee of publicly held companies. Mr. Martin attended South Texas University and holds an honorary doctorate degree from Southwest Baptist University. Mr. Martin is 57 years old.
     Douglas H. Martin has served as a director since 1998. Mr. Martin is an Executive Vice President of Stephens Group, Inc. and Stephens Inc., a wholly-owned subsidiary of Stephens Group, Inc., where he has been employed since 1981. He is responsible for the investment of the firm’s capital in private companies. Mr. Martin serves as a member of the board of directors of numerous privately held companies. He received his B.A. in physics and economics from Vanderbilt University and his M.B.A. from Stanford University. Mr. Martin is 52 years old.
     Dr. William C. Nylin, Jr. was appointed to our board as Executive Vice Chairman of the Board by the board of directors on March 28, 2006, to fill the newly created ninth board position. Dr. Nylin has served as our Chief Operating Officer since 1995. From 1995 until April 1, 2006, Dr. Nylin also served as our President.. He was a member of our Board commencing in 1993, and remained a member until September 2003, when the Company became a publicly held entity. In addition to performing responsibilities as President and Chief Operating Officer, he has direct responsibility for credit granting and collections, information technology, human resources, distribution, service and training. From 1984 to 1995, Dr. Nylin held several executive management positions, including Deputy Chancellor and Executive Vice President of Finance and Operation at Lamar University in Beaumont, Texas. Dr. Nylin obtained his B.S. degree in mathematics from Lamar University, and holds both a masters and doctorate degree in computer sciences from Purdue University. He has also completed a post-graduate program at Harvard University. Dr. Nylin is 63 years old.
     Scott L. Thompson has served as a director since June 2004. Mr. Thompson is recently retired from Group 1 Automotive where he played a major role in the founding and subsequent growth of that New York Stock Exchange listed and Fortune 500 company. He served as Executive Vice President, Chief Financial Officer and Treasurer of Group 1 from February 2002 until his retirement. From 1996 until February 2002, Mr. Thompson served as Senior Vice President, Chief Financial Officer and Treasurer of Group 1. Mr. Thompson has extensive experience in automotive retailing, investments, energy and professional sports and is a certified public accountant. Mr. Thompson is 47 years old.
     William T. Trawick has served as a director since September 2003. Since August 2000, Mr. Trawick has served as Executive Director of NATM Buying Corporation where he oversees the administrative activities of the multi-billion dollar regional group purchasing program of which we are a member. He also functions as a consultant to our merchandising department on an ongoing basis. From September 1996 to July 1999, Mr. Trawick served as our Vice President of Merchandising and was responsible for all product purchasing, merchandising and store operations. Mr. Trawick is 59 years old.
     Theodore M. Wright has served as a director since September 2003. Mr. Wright served as the President of Sonic Automotive, Inc., a New York Stock Exchange listed and Fortune 300 automotive retailer, from October 2002 until his retirement, and served as one of its directors since 1997. Previously Mr. Wright served as its chief financial officer from April 1997 to April 2003. From 1995 to 1997, Mr. Wright was a Senior Manager in Deloitte & Touche LLP’s Columbia, South Carolina office. From 1994 to 1995, he was a Senior Manager in Deloitte & Touche LLP’s National Office of Accounting Research and SEC Services Department. Mr. Wright received a B.A. from Davidson College. Mr. Wright is 43 years old.

     These directors will serve one year terms which expire at our 2007 annual meeting of stockholders.
Independent Board Composition
     The board has determined that the following directors are independent as defined by NASD listing standards: Marvin D. Brailsford, Jon E.M. Jacoby, Bob L. Martin, William T. Trawick, Scott L. Thompson, and Theodore M. Wright. The independent directors of the board held executive sessions at each meeting of the board of directors during fiscal 2006.
Board Meetings
     During fiscal 2006, the board held four regularly scheduled meetings. Each person serving as a director during fiscal 2006 attended at least 75% of the aggregate board and committee meetings held during the period he served as director during fiscal 2006.
Policy Regarding Director Attendance at the Annual Meeting of Stockholders
     It is our policy that each member of the board of directors is encouraged to attend our annual meeting of stockholders. Each director serving at the time of last year’s annual meeting attended our annual meeting of stockholders.
Committees of the Board
     Audit Committee
     The Audit Committee recommends the appointment of our independent auditors. It also approves audit reports and plans, accounting policies, audit fees and certain other expenses. In connection with the rules adopted by the SEC and NASD, we adopted a revised written charter for the Audit Committee, which is posted on our website at www.conns.com under “Investor Relations”. The Audit Committee reviews and reassesses the adequacy of the written charter on an annual basis.
     Messrs. Wright, Brailsford and Thompson serve on the Audit Committee. The Audit Committee held four meetings in fiscal 2006, which were attended by all of the members and one telephonic meeting with full participation by all members. The board has determined that each of Mr. Wright and Mr. Thompson is an “audit committee financial expert” as defined by SEC rules. In addition, each of the members of the Audit Committee is “independent” as defined by the NASD listing standards and the Sarbanes-Oxley Act of 2002.
     Compensation Committee
     The Compensation Committee determines executive officer compensation and administers our compensation and incentive plans. The Compensation Committee also evaluates the competitiveness of our compensation and the performance of our executive officers, including our Chief Executive Officer. In connection with the rules adopted by the SEC and NASD, we adopted a revised written charter for the Compensation Committee, which is posted on our website at www.conns.com under “Investor Relations.”
     Messrs. Jacoby, Trawick, and Wright serve on the Compensation Committee. The Compensation Committee held two regular meetings, and one by written consent in lieu of a meeting, in fiscal 2006, which were attended by all the members. All members of the Compensation Committee are independent directors as defined by NASD regulations.
Nominating Policies
     In preparation of our initial public offering, we conducted a thorough process of selecting qualified directors for our board. All directors whose terms expire at this annual meeting, except Mr. Jacoby, Dr. Nylin, and Mr. Thompson, were appointed in September 2003 in preparation for that offering. Mr. Jacoby was appointed to our board in April 2003, Mr. Thompson was appointed to our board in June 2004, and Dr. Nylin was appointed to our Board in March 2006. We do not currently have a standing nominating committee. Our board believes that at this time it would not be a prudent use of our board’s resources to have a separate nominating committee and those resources are better utilized on our other committees and board functions. Thus, in accordance with Nasdaq rules, a majority of our independent directors will continue to recommend director nominees for the board’s selection.
     The goal of our board has been, and continues to be, to identify nominees for service on the board of directors who will bring a variety of perspectives and skills from their professional and business experience. In furtherance of this goal, our board has adopted nominating policies and procedures which are available on our website at www.conns.com under “Investor Relations.” The independent directors will consider candidates for nomination proposed by stockholders so long as they are made in accordance with the provisions of Section 2.14 of our Bylaws.
     For the independent directors to consider candidates recommended by stockholders, Section 2.14 of our Bylaws requires that the stockholder provide written notice to our Secretary no later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of the stockholders. The notice to our Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in the business by the stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address, as they appear on the company’s books, of such stockholder and beneficial owner; and (ii) the class and number of shares of the company that are owned beneficially and held of record by such stockholder and such beneficial owner. Notwithstanding this procedure, the Board may, in its discretion, exclude from any proxy materials set to stockholders any matters that may properly be excluded under the Exchange Act, Securities and Exchange Commission rules or other applicable laws.
     The independent directors believe that the minimum requirements for a person to be qualified to be a member of the board of directors, are that a person must (i) be an individual of the highest character and integrity and have an inquiring mind, vision, a willingness to ask hard questions and the ability to work well with others; (ii) be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper and reasonable performance of the responsibilities of a director; (iii) be willing and able to devote sufficient time to the affairs of the company and be diligent in fulfilling the responsibilities of a director and board committee member (including developing and maintaining sufficient knowledge of the company and its industry; reviewing and analyzing reports and other information important to the board and committee responsibilities; preparing for, attending and participating in board and committee meetings; and satisfying appropriate orientation and continuing education guidelines); and (iv) have the capacity and desire to represent the balanced, best interest of the stockholders as a whole and not primarily a special interest group or constituency. The independent directors evaluate whether certain individuals possess the foregoing qualities and recommends to the board for nomination candidates for election or re-election as directors at the annual meeting of stockholders, or if applicable, at a special meeting of stockholders. This process is the same regardless of whether the nominee is recommended by our board or one of our stockholders.
Compensation of Directors
     Through May 25, 2005, non-employee directors received an annual retainer of $5,000. Additionally, non-employee directors received $1,000 for each board meeting, and $750 for each committee meeting attended on the same day as the board meeting and $1,250 for each committee meeting attended on a different day than the board meeting. The non-employee directors were reimbursed for their expenses in attending such meetings. Commencing May 26, 2005 through the 2007 annual meeting, each non-employee director of the board in respect of his or her service on the board receive:

•	an annual retainer of $15,000 through the 2006 annual meeting, and $25,000 through the 2007 annual meeting;

•	$2,500 for each board meeting attended;

•	$1,000 for each audit committee meeting attended by a member of the audit committee (excluding the chair of the audit committee) on the same day as a board meeting;

•	$1,500 for each audit committee meeting attended by the chair of the audit committee on the same day as a board meeting;

•	$2,500 for each audit committee meeting attended by a member of the audit committee (excluding the chair of the audit committee) on a day other than the day of the board meeting;

•	$3,500 for each audit committee meeting attended by the chair of the audit committee meeting on a day other than the day of the board meeting;

•	$500 per meeting for participation in a telephonic meeting of the board;

•	$750 for each compensation committee meeting attended by a member of the compensation committee on the same day as a board meeting;

•	$1,250 for each compensation committee meeting attended by a member of the compensation committee on a day other than the day of a board meeting.
     In addition our non-employee directors (i) are allowed to participate in the Company’s medical plan at the same contributories with all the benefits of full-time active employees, (ii) receive a merchandise discount in the same amount as the discount our employees receive; and (iii) are reimbursed for their expenses in attending board and committee meetings. .
     We adopted the 2003 Non-Employee Director Stock Option Plan in February 2003 in connection with our initial public offering. The plan is administered by the board of directors. Only non-employee directors are eligible grantees. Upon the closing of the initial public offering, we granted each of our then-current non-employee directors an option to purchase 40,000 shares of our common stock, and we have and will grant an option to purchase 40,000 shares of our common stock to any new board member. We will also grant our non-employee directors an option to purchase an additional 10,000 shares following each annual stockholders meeting on and after the fourth anniversary of each non-employee director’s initial election or appointment to the board of directors. All options issued to non-employee directors vest equally over a three year period. The plan provides for 300,000 shares for issuance upon the exercise of options granted under the plan, subject to adjustment for capitalization changes. The exercise price of each option is equal to the fair market value of our common stock at the time the option is granted. The options have a term of up to ten years. Upon a change in control or sale of the company, optionees have special vesting and exercise rights. If the proposed amendment to the Non-Employee Director Stock Option Plan is approved by the shareholders, the plan will provide for 600,000 shares for issuance, and options granted on the fourth anniversary date of the date of a director’s election to the board of directors and on each anniversary date thereafter, as required by the plan, will vest on the first anniversary date of the date of each grant of such options.
Indemnification Arrangements
     As permitted by the Delaware General Corporation Law, we have adopted provisions in our certificate of incorporation and bylaws that provide for the indemnification of our directors and officers to the fullest extent permitted by applicable law. These provisions, among other things, indemnify each of our directors and officers for certain expenses, including judgments, fines and amounts paid in settling or otherwise disposing of actions or threatened actions, incurred by reason of the fact that such person was a director or officer of Conn’s or of any other corporation which such person served in any capacity at the request of Conn’s.
     In addition, we have entered into indemnification agreements with each of our directors pursuant to which we will indemnify them against judgments, claims, damages, losses and expenses incurred as a result of the fact that any director, in his capacity as a director, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements also provide for the advancement of certain expenses (such as attorney’s fees, witness fees, damages, judgments, fines and settlement costs) to our directors in connection with any such suit or proceeding.

     We maintain a directors’ and officers’ liability insurance policy to insure our directors and officers against certain losses resulting from acts committed by them in their capacities as our directors and officers, including liabilities arising under the Securities Act of 1933.
Stockholder Communications with the Board
     We have adopted a policy that allows stockholders to communicate directly with the board of directors. Stockholders may contact the board or any committee of the board by any one of the following methods:

By telephone:	By mail:	By e-mail:

(409) 832-1696 Ext. 3218	Board of Directors	Conns1890tf@aol.com
3295 College Street
Beaumont, Texas 77701
     All communications submitted under this policy will be compiled by the Compliance Officer of the company and submitted to the board or the requisite board committee on a periodic basis. Complaints or concerns relating to accounting, internal accounting controls or auditing matters will be referred to the Audit Committee under the policy adopted by the Audit Committee. This policy and procedure is posted on our website at www.conns.com under “Investor Relations”.

AUDIT COMMITTEE REPORT
The Committee
     Our board of directors established the Audit Committee to recommend the appointment of our independent auditors and to oversee the company’s (i) financial reporting process; (ii) internal audits, internal control policies and procedures implementation and compliance with Sarbanes-Oxley Section 404 requirements, and authorities; and (iii) financial, tax, and risk management policies. The Audit Committee is composed of three members and operates under a written charter, a copy of which is published on our website at www.conns.com under “Investor Relations.” The Audit Committee has prepared the following report on its activities with respect to the company’s financial statements for the fiscal year ended January 31, 2006.
Review and Discussion
     Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of Conn’s consolidated financial statements in accordance with generally accepted accounting principles. Ernst & Young LLP, the company’s independent auditors, is responsible for auditing those financial statements for attesting to Management’s Report on Internal Control over Financial Reporting, and for assessing the effectiveness of internal control over financial reporting. It is the Audit Committee’s responsibility to monitor and review these processes. The members of the Audit Committee are not employees of the Company and do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the field of accounting or auditing.
     In connection with the preparation of the Company’s audited financial statements for the fiscal year ended January 31, 2006, the Audit Committee:
•	reviewed and discussed the Company’s annual report on Form 10-K, including the audited consolidated financial statements of the Company and Management’s Report on Internal Control over Financial Reporting for the year ended January 31, 2006 with management;

•	discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61;

•	received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with Ernst & Young its independence from Conn’s, including whether Ernst & Young’s provision of non-audit services to the company is compatible with the auditors’ independence.
     The Audit Committee meets with the company’s independent auditors to discuss the results of their examinations, their evaluations of the company’s internal controls and the overall quality of the company’s financial reporting. The Audit Committee held five meetings, including one telephonic meeting during the fiscal year ended January 31, 2006.
Recommendation
     Based on the review and discussion referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2006, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:

Theodore M. Wright, Chairman
Marvin D. Brailsford
Scott L. Thompson

COMPENSATION COMMITTEE REPORT
The Committee
     The Compensation Committee determines the compensation of the company’s Chief Executive Officer and other executive officers of the company, evaluates the compensation plans, policies and programs applicable to executive officers of the company and makes recommendations to the board concerning such plans, policies and programs, advises the board regarding compensation plans, policies and programs applicable to non-employee directors for their services as a director and administers the company’s stock option, stock purchase and other plans, which under their terms are to be administered by the Compensation Committee.
Overall Philosophy and Objectives
     We have developed a compensation program for executives and key employees designed to: (i) reward performance that increases the value of our common stock; (ii) attract, retain and motivate executives and key employees with competitive compensation opportunities; (iii) build and encourage ownership of our shares; and (iv) address the concerns of our stockholders, employees, the financial community and the general public.
     To meet these objectives, we reviewed competitive compensation data and implemented the base salary and incentive programs discussed below.
Executive Compensation
     The available forms of executive compensation include base salary, cash bonus awards and incentive stock options. Our performance is a key consideration in determining executive compensation. However, our compensation policy recognizes that stock price performance is only one measure of performance and, given industry business conditions and our long-term strategic direction and goals, it may not necessarily be the best current measure of executive performance. Therefore, our compensation policy also gives consideration to the achievement of specified business objectives when determining executive officer compensation. The Compensation Committee, in certain cases, offers employees and executive officers equity compensation in addition to salary in keeping with our overall compensation philosophy, which attempts to place equity in the hands of our employees in an effort to further instill stockholder considerations and values in the actions of all our employees and executive officers.
     Compensation paid to executive officers is based upon a company-wide compensation structure that emphasizes incentive bonus compensation based upon individual and company performance and is consistent for each position relative to its authority and responsibility. Stock option awards in fiscal 2006 were used to reward certain officers and to retain them through the potential of capital gains and equity buildup in Conn’s. The number of stock options granted is determined by the subjective evaluation of the officer’s ability to influence our long-term growth and profitability. Stock options granted to our senior management have been granted only pursuant to our Amended and Restated 2003 Incentive Stock Option Plan. The board believes the award of options represents an effective incentive to create value for our stockholders.
CEO Compensation
     The Compensation Committee established a base salary for Mr. Thomas Frank of $480,000 for fiscal year 2006. The Compensation Committee also awarded Mr. Thomas Frank a bonus of $900,000 for services rendered in fiscal year 2006. For the 2007 fiscal year, the Compensation Committee established a base salary for Mr. Thomas Frank of $480,000. The Compensation Committee deemed the 2006 bonus and the salary level for 2006 to be generally commensurate with the Chief Executive Officer’s position at comparable publicly owned companies and in recognition of the responsibilities associated with our growth, performance and public company status. In determining Mr. Thomas Frank’s salary and bonus, the Compensation Committee considered his industry experience, past performance and other subjective factors.

     The Compensation Committee believes that the Chief Executive Officer’s 2006 and 2007 compensation levels were and are justified by Conn’s financial progress and performance against the goals set by the Compensation Committee.

COMPENSATION COMMITTEE:

Jon E.M. Jacoby, Chairman
William T. Trawick
Theodore M. Wright

PERFORMANCE GRAPH
     The following graph provides a comparison of the cumulative total stockholder return on our common stock against the Nasdaq U.S. Stock Market Index and the average of a peer group index comprised of five publicly traded consumer electronic and/or appliance retailers(1) since our initial public offering on November 24, 2003. Since we have not been publicly traded for five years, we have selected November 24, 2003, the date our initial public offering, and the end of each of our fiscal quarters between November 24, 2003 and January 31, 2006 (the last trading day of our fiscal year) for comparison purposes. The graph reflects the value of a $100 investment as of November 24, 2003 in either our stock or the indices presented at the dates of measurement, including reinvestment of dividends. The corresponding index values and common stock price values are summarized in the table below by measurement date.

		NASDAQ	Peer	Conn’s
		US Stock	Group	Closing
	Conn’s	Market	Stock	Stock
Trade Date	Index	Index	Index[1]	Price
November 24, 2003	$100.00	$100.00	$100.00	$14.00
January 31, 2004	114.29	106.11	105.51	16.00
April 30, 2004	118.57	98.61	102.22	16.60
July 31, 2004	119.36	96.93	117.86	16.71
October 31, 2004	109.43	101.43	140.87	15.32
January 31, 2005	118.21	105.92	137.22	16.55
April 30, 2005	121.64	98.69	157.15	17.03
July 31, 2005	191.36	112.21	184.58	26.79
October 31, 2005	209.07	108.89	150.92	29.27
January 31, 2006	310.57	118.42	178.18	43.48

[1]	The peer group index consists of the simple average of the indices of Sears, Roebuck & Co., Best Buy Co., Inc., Circuit City Stores, Inc., Rex Stores Corp. and Tweeter Home Entertainment Group, Inc.

EXECUTIVE OFFICERS
Biographical Information
     The board appoints our executive officers at the first board meeting following our annual meeting of stockholders and updates the executive officer positions as necessary. Our executive officers serve at the discretion of the board and until their successors are elected and qualified or until the earlier of their death, resignation or removal.
     The following sets forth certain biographical information regarding our executive officers, including service with Conn Appliances, Inc., our predecessor company:

			Years of Service
Name	Age	Positions	with Conn’s
Thomas J. Frank, Sr.	66	Chairman of the Board and Chief Executive Officer	46
William C. Nylin, Jr.	63	Executive Vice Chairman of the Board and Chief Operating Officer	13
David L. Rogers	57	Chief Financial Officer	9
Timothy L. Frank	38	President	10
David R. Atnip	58	Senior Vice President and Treasurer	13
Walter M. Broussard	46	Senior Vice President — Sales	20
Robert B. Lee, Jr.	59	Senior Vice President — Services and Logistics	6
David W. Trahan	45	Senior Vice President — Retail	18
Reymundo de la Fuente, Jr.	45	Senior Vice President — Credit	7
     Thomas J. Frank, Sr. was appointed as our Chairman of the Board and Chief Executive Officer in 1994. He has been employed by us for 46 years, has been a member of our board of directors since 1980 and has held every key management position within the organization, including responsibilities for distribution, service, credit, information technology, accounting and general operations. Mr. Frank holds a B.A. degree in industrial arts from Sam Houston State University and attended graduate courses at Texas A&M University. Mr. Frank completed the SCMP course at Harvard University. Mr. Frank is the father of Timothy L. Frank, our Senior Vice President-Retail.
     William C. Nylin, Jr. On March 28, 2006, Dr. Nylin was appointed to our board of directors as its Executive Vice Chairman. He has served as our Chief Operating Officer since 1995, and from 1995 until April 1, 2006, he also served as our President. He became a member of our board of directors in 1993 and served in that capacity until September 2003, and was appointed to our board of directors on March 28, 2006 by our board. In addition to performing responsibilities as Chief Operating Officer, he has direct responsibility for credit granting and collections, information technology, human resources, distribution, service and training. From 1984 to 1995, Dr. Nylin held several executive management positions, including Deputy Chancellor and Executive Vice President of Finance and Operations at Lamar University. Dr. Nylin obtained his B.S. degree in mathematics from Lamar University and holds both a masters degree and a doctorate degree in computer sciences from Purdue University. He has also completed a post-graduate program at Harvard University.
     David L. Rogers was appointed as our Chief Financial Officer Designate, effective September 1, 2004 and our Chief Financial Officer effective January 31, 2005. Mr. Rogers joined us in October 1996 and served as our Legal Manager until August 1997. He has served as our Controller from September 1997 until September 1, 2004. Prior to his joining our Company, Mr. Rogers served in various accounting positions during a twenty-year career with a Fortune 500 public utility. Mr. Rogers obtained his B.B.A. in accounting from Lamar University in December, 1974.
     Timothy L. Frank was elected President of our Company by our board of directors on March 28, 2006, effective April 1, 2006. Mr. Frank has previously served as our Senior Vice President — Retail from May,, 2005. He joined us in September 1995 and has served in various roles throughout our Company, including Director of Advertising, Director of Credit, Director of Legal Collections, Director of Direct Marketing, and as Vice President of Special Projects. Prior to joining our Company, Mr. Frank served in various marketing positions with a nationally known marketing consulting company. Mr. Frank holds a BS in Liberal Arts from Texas A & M University and an MBA in Marketing from the University of North Texas. Mr. Frank has also completed a post-graduate program at Harvard University. Mr. Frank is the son of Thomas J. Frank, Sr., our Chairman and Chief Executive Officer.
     David R. Atnip has served as our Senior Vice President since October 2001 and as our Treasurer since 1997. He joined us in 1992 and served as Chief Financial Officer from 1994 to 1997 and as our Secretary from 1997 to 2005. In 1995, he joined our board of directors and served in that capacity until September 2003. Mr. Atnip holds a B.B.A. in accounting from The University of Texas at Arlington and has over 20 years of financial experience in the savings and loan industry.
     Walter M. Broussard has served as our Senior Vice President — Sales since 2005, and previously served as our Senior Vice President — Store Operations from October 2001. Mr. Broussard has served us in numerous retail capacities since 1985, including working on the sales floor as a sales consultant, store manager and district manager. He has over 25 years of retail sales experience. He attended Lamar University and has completed special study programs at Harvard University, Rice University and the University of Notre Dame.
     Robert B. Lee, Jr. has served as our Senior Vice President — Service and Logistics since April, 2005,after serving as our Vice President — Advertising, and was our Senior Vice President — Advertising from October 2001 and Vice President — Advertising from January, 199 until October 2001. His responsibilities include managing our Service Division and Distribution Division. The Service Division is responsible for providing factory authorized service from the Company’s five regional service centers for the majority of the products that we sell. The Distribution Division consists of warehousing, transportation and delivery operations from our five regional warehouse and two cross-dock facilities. He also chairs our site selection committee and manages our Facility Maintenance department. From 1990 until 1998, he was a partner in Ann Lee & Associates, a Beaumont-based advertising agency and public relations firm where he served as Chief Operating Officer. Mr. Lee obtained a B.B.A. from The University of Texas at Austin and completed a post-graduate program at the University of Notre Dame.
     David W. Trahan was elected Senior Vice President — Retail by our Board of Directors on March 28, 2006, effective April 1, 2006. He has previously served as our Senior Vice President - Merchandising from October 2001. He has been employed by us since 1986 in various capacities, including sales, store operations and merchandising. He has been directly responsible for our merchandising and product purchasing functions, as well as product display and pricing operations, for the last four years. Mr. Trahan has completed special study programs at Harvard University, Rice University and Lamar University.
     Reymundo de la Fuente, Jr. has served as our Senior Vice President — Credit since October 2001 and also serves as President of our Credit subsidiary. Since joining us in 1998, he has served in positions that involve direct responsibility for credit underwriting, customer service inbound operations, collections, recovery of charge-offs and legal activities. Mr. de la Fuente has worked in the credit receivables industry since 1986 with national credit organizations. His responsibilities included the strategic direction and development of large credit portfolios. Mr. de la Fuente obtained his B.B.A. in finance from The University of Texas at San Antonio and holds an M.B.A. from Our Lady of the Lake in San Antonio.
Code of Ethics
     Our board has adopted a code of business conduct and ethics for our employees, a code of ethics for our chief executive officer and senior financial professionals and a code of business conduct and ethics for our board of directors. A copy of these codes are published on our website at www.conns.com under “Investor Relations.” We intend to make all required disclosures concerning any amendments to, or waivers from, these codes on our website.

Executive Compensation
Summary Compensation Table
     The following table sets forth the total compensation paid or accrued by us for the fiscal years ended January 31, 2004, 2005 and 2006 on behalf of each of our named executive officers.

				Long-Term
				Compensation	All Other
				Securities	Compensation
				Underlying	Company
	Fiscal	Annual Compensation		Options	Contributions
Name and Position	Year	Salary	Bonus	(No. of Shares)	to 401(k) Plan
Thomas J. Frank, Sr.	2004	$465,000	$900,000	56,500	$11,100	(1)
Chairman of the Board	2005	480,000	900,000	35,000	8,200
and Chief Executive Officer	2006	480,000	900,000	25,000	8,400
William C. Nylin, Jr. Executive Vice Chairman	2004	290,000	300,000	56,500	9,804	(1)
of the Board and Chief	2005	314,167	455,000	35,000	8,200
Operating Officer	2006	360,000	700,000	15,000	8,400
David W. Trahan	2004	180,000	180,000	8,000	7,284
Senior Vice President	2005	182,000	225,000	10,000	8,200
-Retail	2006	204,000	400,000	15,000	8,400
Reymundo de la Fuente	2004	120,000	120,000	8,000	7,200
Senior Vice President	2005	138,333	165,000	10,000	8,200
-Credit	2006	162,500	320,000	15,000	8,400
Timothy L. Frank	2004	120,000	120,000	8,000	7,600
President	2005	122,000	155,000	10,000	8,200
	2006	160,500	320,000	15,000	7,040

(1)	Includes $1,500 in fees paid to these officers for service as a director during fiscal 2004.
Employment Agreements
     We have employment agreements with Thomas J. Frank, Sr., our Chairman of the Board and Chief Executive Officer, William C. Nylin, Jr., our Executive Vice Chairman of the Board and Chief Operating Officer, David L. Rogers, our Chief Financial Officer and David R. Atnip, our Senior Vice President and Secretary/Treasurer. Under the terms of these employment agreements, each of our executive officers is entitled to payment of an annual salary plus a bonus based upon attainment of performance goals determined by our Compensation Committee, to participate in our employee benefit plans and to receive options to purchase shares of our common stock. In the event that we terminate the executive officer’s employment other than for cause or we do not renew the employment agreement when it expires, we are obligated to pay the executive officer severance in an amount equal to the executive officer’s annual base salary. All of our executive officers’ employment agreements with us contain confidentiality and other customary provisions.
Option Grants in Last Fiscal Year

	Number of	% of
	Securities	Total			Potential Realizable Value at
	Underlying	Granted			Assumed Annual Stock Price
	Options	in Fiscal	Exercise	Expiration	Appreciation for Option Term
Name	Granted	2003	Price	Date	5%	10%
Thomas J. Frank, Sr.	25,000	7.3%	$33.88	11/30/2015	$532,674	$1,349,900
William C. Nylin, Jr.	15,000	4.4%	$33.88	11/30/2015	319,604	809,940
David W. Trahan	15,000	4.4%	$33.88	11/30/2015	319,604	809,940
Reymundo de la Fuente	15,000	4.4%	$33.88	11/30/2015	319,604	809,940
Timothy L. Frank	15,000	4.4%	$33.88	11/30/2015	319,604	809,940

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
     The following table provides certain information with respect to options to purchase common stock held by our named executive officers as of January 31, 2006.

	Shares		Number of Securities		Value of Unexercised
	Acquired		Underlying Unexercised		In-the-Money Options
	on	Value	Options at Fiscal Year End		at Fiscal Year End
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas J. Frank, Sr.	—	—	29,600	86,900	$846,498	$1,960,372
William C. Nylin, Jr.	—	—	52,056	82,514	1,638,521	2,062,378
David W. Trahan	—	—	5,200	27,800	145,836	491,504
Reymundo de la Fuente	—	—	94,800	36,200	3,306,028	787,772
Timothy L. Frank	44,912	$1,584,046	5,200	39,028	145,836	887,516
Equity Incentive Plans
     Amended and Restated 2003 Incentive Stock Option Plan
     In February 2003, we adopted our Amended and Restated 2003 Incentive Stock Option Plan, and amended the Plan in June 2004. The plan is administered by the Compensation Committee of our board of directors. Our employees and employees of our subsidiaries, subject to certain exclusions, are eligible to participate in the plan. Option grants are made within the discretion of the Compensation Committee. Options may be granted for such terms as the Compensation Committee may determine, but not for terms greater than ten years from the date of grant. The maximum number of shares of our common stock that may be issued under this plan is 2,559,767 shares, subject to adjustment, and 3,859,767 shares subject to adjustment assuming Proposal Two is adopted.. All options issued vest equally over either a three-year term or a five-year term. At January 31, 2006, there were options to purchase 1,625,556 shares of our common stock issued and outstanding under the plan.
     Employee Stock Purchase Plan
     In February 2003, we adopted our Employee Stock Purchase Plan. The plan is administered by the Compensation Committee of our board of directors. Our employees and employees of our subsidiaries, subject to certain exclusions, are eligible to participate in the plan. Eligible employees are able to purchase shares of our common stock without brokerage commissions and at a discount from market prices. The maximum number of shares of our common stock that may be issued under this plan is 1,267,085 shares, subject to adjustment.
     2003 Non-Employee Director Stock Option Plan
     We also have the 2003 Non-Employee Director Stock Option Plan, which we adopted in February 2003 and is discussed on page 10. The maximum number of shares of our common stock that may be issued under this plan is 300,000 shares, subject to adjustment, and 600,000 shares subject to adjustment assuming Proposal Two is adopted. All options issued to a director when he or she becomes a director currently vest equally over a three-year term. At January 31, 2006, there were options to purchase 258,000 shares of our common stock issued and outstanding under the plan.
     The following table provides information regarding the number of shares of our common stock that may be issued on exercise of outstanding stock options and warrants under our existing equity compensation plans as of January 31, 2006. These plans are as follows:
•	the Amended and Restated 2003 Incentive Stock Option Plan;

•	the Non-Employee Director Stock Option Plan; and

•	the Employee Stock Purchase Program.

	(A)		(B)	(C)
Number of Securities
Remaining Available for
	Number of Securities to be		Weighted-Average	Future Issuance Under Equity
	Issued upon Exercise of		Exercise Price of	Compensation Plans
	Outstanding Options,		Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights	Reflected in Column (A))
Equity Compensation Plans Approved by Stockholders	1,883,556	(1)	$16.05	472,949	(1)
Equity Compensation Plans Not Approved by Stockholders	—		—	—

Total	1,883,556		$16.05	472,949

(1)	Includes 258,000 outstanding options and 20,000 options available for future issue applicable to the Non-Employee Director Stock Option Plan.
STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND PRINCIPAL STOCKHOLDERS
     The following table sets forth information regarding the beneficial ownership of our common stock for each person who is known by us to be the beneficial owner of more than 5% of our voting securities, for each director and named executive officer, and for all directors and executive officers as a group. Unless otherwise indicated in the footnotes, each person named below has sole voting and investment power over the shares indicated. For purposes of this table, a person is deemed to be the “beneficial owner” of the number of shares of common stock that such person has the right to acquire within 60 days of April 14, 2006 through the exercise of any option, warrant or right, through the conversion of any security, through the power to revoke a trust, discretionary account, or similar arrangement, or through the automatic termination of a trust, discretionary account or similar arrangement.

			Percent of
			Common
			Stock
Name	Common Stock Owned		Owned
Conn’s Voting Trust (1)	11,501,348		48.66%
Stephens Group, Inc. (2)	1,005,772		4.26%
Stephens Inc.	328,902		1.39%
Warren A. Stephens	3,693,012	(3)	15.63%
W.R. Stephens, Jr.	3,282,253	(4)	13.89%
Elizabeth Stephens Campbell	3,024,724	(5)	12.80%
Pamela Dianne Stephens Trust One	1,682,862		7.12%
Jackson T. Stephens Trust No. One	208,105		0.88%
Bess C. Stephens	2,093,741	(6)	8.86%
Jon E.M. Jacoby	2,756,278	(7)	11.66%
Douglas H. Martin	342,170	(8)	1.45%
All other Stephens Affiliates	378,600		1.60%
GAM London Ltd	1,386,442		5.87%
Thomas J. Frank, Sr.	967,879	(9)	4.10%
William C. Nylin, Jr.	282,941	(10)	1.20%
David W. Trahan	169,730	(11)	0.72%
Rey de la Fuente	130,800	(12)	0.55%
Timothy L. Frank	96,572	(13)	0.41%
Marvin D. Brailsford	26,667	(14)	0.11%
Bob L. Martin	26,667	(15)	0.11%
William T. Trawick	26,667	(16)	0.11%
Theodore M. Wright	9,667	(17)	0.04%
Scott L. Thompson	1,546	(18)	—
Directors and officers (16 persons)	4,837,584	(19)	20.47%

(1)	These shares have been contributed to a voting trust agreement and are held and voted by an independent third party as voting trustee. The voting trust will vote the shares held in the voting trust in the same proportion as votes cast “for” or “against” any proposals by all other stockholders. The voting trust agreement imposes substantial limitations on the sale or other disposition of the shares subject to the voting trust. The voting trust agreement will expire in November 2013 or such earlier time as Stephens Inc. ceases to be an affiliate of ours or a market maker of our common stock.

(2)	The principal stockholders of Stephens Group, Inc. are the Jackson T. Stephens Trust No. One UID 1/4/88 and the Bess C. Stephens Trust UID 1/4/85. Warren A. Stephens is a director and an officer of Stephens Group, Inc. and its subsidiary Stephens Inc. W.R. Stephens, Jr. is a director and an officer of Stephens Group, Inc. and Stephens Inc. Mr. Jacoby is a director of Stephens Group, Inc. Mr. Martin is a director and an officer of Stephens Group, Inc. Jackson T. Stephens is Chairman of the Board of Directors and Bess C. Stephens is a director of Stephens Group, Inc. The address of each of the above named persons is c/o Stephens Group, Inc., 111 Center Street, Little Rock, Arkansas 72201.

(3)	Includes 1,906,549 shares owned by Warren A. Stephens Trust, 4,356 shares owned by Warren Miles Amerine Stephens Trust, 4,356 shares owned by John Calhoun Stephens Trust and 4,356 shares owned by Laura Whitaker Stephens Trust, which have been contributed to the voting trust and as to which Mr. Stephens has no power to vote and sole power of disposition; 665,100 shares owned by Grandchild’s Trust #2 and 208,105 shares owned by Jackson T. Stephens Trust No. One, which have been contributed to the voting trust and as to which Mr. Stephens has no power to vote and shared power of disposition; 739,100 shares owned by Harriet C. Stephens Trust, which have been contributed to the voting trust; 4,245 shares owned by Stephens Investment Partners III LLC, 120,723 shares owned by Stephens Investment Partners 2000 LLC and 36,122 shares owned by Stephens Investment Partners 2001 LLC, as to which Mr. Stephens, as co-manager, has shared power to vote and shared power of disposition. Does not include shares owned by Stephens Group, Inc. or any of its affiliates, except as mentioned in this footnote.

(4)	Includes 1,162,530 shares owned by W.R. Stephens, Jr. Revocable Trust, which have been contributed to the voting trust and as to which Mr. Stephens, as trustee, has no power to vote and sole power of disposition; 202,774 shares owned by W.R. Stephens, Jr. Children’s Trust, 30,489 shares held by W.R. Stephens III Trust, 30,489 shares held by Arden Jewell Stephens Trust and 1,682,862 shares held by Pamela D. Stephens Trust One, which have been contributed to the voting trust and as to which Mr. Stephens, as a co-trustee or otherwise, has no power to vote and shared power of disposition; 12,019 shares owned by Carol Stephens which have been contributed to the voting trust; 4,245 shares owned by Stephens Investment Partners III LLC, 120,723 shares owned by Stephens Investment Partners 2000 LLC and 36,122 shares owned by Stephens Investment Partners 2001 LLC, as to which Mr. Stephens, as co-manager, has shared power to vote and shared power of disposition. Does not include shares owned by Stephens Group, Inc. or any of its affiliates, except as mentioned in this footnote.

(5)	Includes 1,091,531 shares owned by Elizabeth S. Campbell Revocable Trust, which have been contributed to the voting trust and as to which Ms. Campbell, as trustee, has no power to vote and sole power of disposition; 1,682,862 shares owned by Pamela D. Stephens Trust One and 250,331 shares owned by Francine, Inc., which have been contributed to the voting trust and as to which Ms. Campbell, as a co-trustee or otherwise, has no power to vote and shared power of disposition.

(6)	Includes 202,774 shares owned by W.R. Stephens, Jr. Children’s Trust, 208,105 shares owned by Bess. C. Stephens Trust and 1,682,862 shares owned by Pamela D. Stephens Trust One, which have been contributed to the voting trust and as to which Ms. Stephens, as a co-trustee, has no power to vote and shared power of disposition.

(7)	Includes 570,280 shares owned by Mr. Jacoby, 168,498 shares owned by Warren A. Stephens Grantor Trust, 918,123 shares owned by Warren & Harriet Stephens Children’s Trust, 51,282 shares owned by Warren Miles Amerine Stephens 95 Trust, 51,282 shares owned by John Calhoun Stephens 95 Trust and 51,282 shares owned by Laura Whitaker Stephens 95 Trust, which have been contributed to the voting trust and as to which Mr. Jacoby, as sole trustee or otherwise, has no power to vote and sole power of disposition; 665,100 shares owned by Grandchild’s Trust #2 and 208,105 shares owned by Jackson T. Stephens Trust No. One, which have been contributed to the voting trust and as to which Mr. Jacoby, as a co-trustee, has no power to vote and shared power of disposition; and 42,857 shares owned by Smiley Holdings, LLC, as to which Mr. Jacoby, as a manager, has sole power to vote and sole power of disposition; 2,803 shares owned by Mr. Jacoby which have not been contributed to the voting trust; and 26,666 shares which Mr. Jacoby has the right to receive upon the exercise of options exercisable on or within 60 days after April 15, 2006. Does not include shares owned by Stephens Group, Inc. or any of its affiliates, except as mentioned in this footnote.

(8)	Includes 154,414 shares owned by Mr. Martin, which have been contributed to the voting trust and as to which Mr. Martin has no voting power and sole dispositive power; 4,245 shares owned by Stephens Investment Partners III LLC, 120,723 shares owned by Stephens Investment Partners 2000 LLC and 36,122 shares owned by Stephens Investment Partners 2001 LLC, as to which Mr. Martin, as co-manager, has shared power to vote and shared power of disposition; and 26,666 shares which Mr. Martin has the right to receive upon the exercise of options exercisable on or within 60 days after April 15, 2006. Does not include shares owned by Stephens Group, Inc. or any of its affiliates.

(9)	Includes 338,279 shares owned by a trust over which Mr. Frank is the trustee and exercises sole voting power and sole dispositive power but over which Mr. Frank has no pecuniary interest and for which Mr. Frank disclaims beneficial ownership. Also includes options to purchase 29,600 shares of common stock. .

(10)	Includes options to purchase 52,056 shares of common stock.

(11)	Includes options to purchase 5,200 shares of common stock.

(12)	Includes options to purchase 94,800 shares of common stock.

(13)	Includes options to purchase 5,000 shares of common stock.

(14)	Includes options to purchase 26,667 shares of common stock.

(15)	Includes options to purchase 26,667 shares of common stock.

(16)	Includes options to purchase 26,667 shares of common stock.

(17)	Includes options to purchase 9,667 shares of common stock.

(18)	Includes options to purchase 1,546 shares of common stock.

(19)	Includes options to purchase 506,591 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Lease Arrangement
     Since 1996, we have leased one of our Houston, Texas store locations containing approximately 19,150 square feet from Thomas J. Frank, Sr., our Chairman of the Board and Chief Executive Officer. The lease provides for base monthly rental payments of $17,235 plus escrow for taxes, insurance and common area maintenance expenses, which escalate annually, per month through January 31, 2011. We also have an option to renew the lease for two additional five-year terms. Mr. Frank received total payments under this lease of $281,000 in each of fiscal years 2004, 2005, and 2006. Based on current market lease rates for comparable retail space in the area, we believe that the terms of this lease were at or better than fair market value at the date of the lease commencement.
Independent Contractor
     William T. Trawick has served as a member of our board of directors since September 2003 and served as an advisory director of Conn Appliances, Inc., our predecessor company, since August 1999. In addition to the fees paid to Mr. Trawick in his capacity as a director, we paid him consulting fees in the amount of $58,000 in fiscal 2004, $48,000 in fiscal 2005, and $48,000 in fiscal 2006 Mr. Trawick is also the President and Executive Director of NATM Buying Corporation, a national buying group representing nine regional retailers, including us, in the appliance and electronics industry. NATM coordinates the buying and merchandising strategies for its member retailers. We recorded expenses of cash payments to NATM for membership dues of $83,000 in fiscal years 2004, 2005, and 2006.
Indirect Ownership in Service Provider
     During fiscal year 2006, we engaged the services of Direct Marketing Solutions, Inc., or DMS, for a substantial portion of our direct mailing advertising. Direct Marketing Solutions, Inc. is partially owned the Stephens Group Inc., members of the Stephens family, Jon E.M. Jacoby and Doug Martin. Thomas J. Frank, our Chief Executive Officer and the Chairman of our board of directors owned approximately 0.7% of DMS until July, 2005, at which time he divested his ownership. The Stephens Group Inc. and the members of the Stephens family are significant shareholders of our company, and Messrs. Jacoby and Martin are members of our Board of Directors. The fees we paid to DMS during fiscal 2005 and 2006 amounted to approximately $1.8 million and $4.1 million, respectively. When DMS was initially engaged to perform direct marketing services for us, a competitive analysis was performed from submissions by various marketing groups, with DMS presenting the low price point in these analyses. During fiscal 2006, additional competitive analyses have been performed which continually support that DMS offers us the lowest cost for this service. We will, at least annually, seek competitive bids for the services performed by DMS.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires that our directors, executive officers and other persons who own more than 10% of our outstanding common stock file initial reports of ownership and reports of changes in ownership of our common stock with the SEC. Officers, directors and other stockholders who own more than 10% of our outstanding common stock are required by the SEC to furnish us with copies of all Section 16(a) reports they file.
     To our knowledge, based on a review of reports and information furnished to us by those persons who were directors, executive officers and/or the beneficial holders of 10% or more of our common stock at any time during the fiscal year ended January 31, 2006 and upon representations from such persons, we believe that all stock ownership reports required to be filed under section 16(a) by such reporting persons during the fiscal year ended January 31, 2006 were timely made.
INDEPENDENT PUBLIC ACCOUNTANTS
     Ernst & Young LLP served as our independent public accountants for the fiscal year ended January 31, 2006. The Audit Committee has appointed Ernst & Young as our independent public accountants for the fiscal year ending January 31, 2006. Representatives of Ernst & Young will attend the 2006 annual meeting of stockholders and will be available to respond to appropriate questions that may be asked by stockholders. These representatives will also have an opportunity to make a statement at the meeting if they desire to do so.
     We paid the following fees to Ernst & Young for professional and other services rendered by them during fiscal 2005 and fiscal 2006:

	Years Ended January 31,
	2004	2005	2006
Audit Fees	$152,500	$663,536	$636,624
Audit-Related Fees	30,000	68,300	100,634
Tax Fees		—	—
All Other Fees (primarily IPO)	670,895	—	—
     Our Audit Committee Charter requires pre-approval of all services to be rendered by our independent auditors. It was determined that no services rendered by our outside auditors in fiscal 2006 were prohibited under the new requirements of the Sarbanes-Oxley Act of 2002. Fees associated with the audit for fiscal 2006 were approved in advance of services being rendered. In addition, the Audit Committee has considered whether Ernst & Young’s provision of services, other than services rendered in connection with the audit of our annual financial statements and reviews of our financial statements included in our Forms 10-Q for the most recent fiscal year, is compatible with maintaining Ernst & Young’s independence and has determined that such services rendered met the requirements of independence.

Conn’s, Inc.
2006 ANNUAL MEETING OF STOCKHOLDERS
MAY 31, 2006
FORM OF PROXY
     By my signature below, I revoke all previous proxies and appoint Thomas J. Frank, Sr. and Sydney K. Boone, Jr. as proxy, with full power of substitution and resubstitution, to represent and to vote, as designated below, all shares of common stock of Conn’s, Inc. that I held of record as of the close of business on April 14, 2006 at the 2006 Annual Meeting of Stockholders to be held at 3295 College Street, Beaumont, Texas 77701, on May 31, 2006 at 10:00 a.m. local time, or any adjournments thereof. The above named proxy is hereby instructed to vote as shown on the reverse side.
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PLEASE MARK YOUR VOTE IN THE BOXES BELOW USING DARK INK ONLY
Proposals:

1. To elect the nine directors listed below:	FOR	WITHHOLD
AUTHORITY
Thomas J. Frank, Sr.	1	1
Marvin D. Brailsford	WITHHOLD AUTHORITY FOR (To
Jon E.M. Jacoby	withhold authority to vote for either
Bob L. Martin	individual nominee, write the nominee’s
Douglas H. Martin	name in the space provided below):
Dr. William C. Nylin, Jr.
Scott L. Thompson

William T. Trawick
Theodore M. Wright

2.	To approve an amendment to the Conn’s, Inc. Amended and Restated 2003 Incentive Stock Option Plan.	FOR 1	AGAINST 1	ABSTAIN 1

3.	To approve an amendment to the Conn’s, Inc. 2003 Non-Employee Director Stock Option Plan.	FOR 1	AGAINST 1	ABSTAIN 1

4.	In the above named proxy’s discretion, to act upon such other business as may properly come before the meeting.	FOR 1	AGAINST 1	ABSTAIN 1
IMPORTANT – This proxy must be signed and dated on the reverse side.
If you execute and return this proxy it will be voted in the manner you have indicated on the reverse side. If you execute and return this proxy without indicating any voting preference, this proxy will be voted “FOR” proposals 1, 2 and 3, and in the discretion of the above named person acting as proxy on such other matters that may properly come before the meeting.
Please sign exactly as your name appears on this proxy. Joint owners should each sign. When signing as a fiduciary, such as an attorney, executor, administrator, trustee, guardian, etc., please give your full title as such. Please return this form of proxy promptly in the enclosed envelope.
The undersigned acknowledge(s) receipt of the Notice of 2006 Annual Meeting of Stockholders and the Proxy Statement accompanying such Notice, each dated April 25, 2006.

Print Name	Print Name

Signature(s)	Signature(s)

Date	Date